EXHIBIT 16.1


February 9, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20548

Dear Sirs/Madams:

We have read Item 4 of form 8-K dated February 9, 2004 of Greenbriar Corporation and are in agreement with the statements concerning our firm contained therein.


                                                     /s/ Grant Thornton LLP